Exhibit 99.1

                                 AMENDMENT NO. 1

                                       TO

                                OFFER TO PURCHASE

                           THE DERBY CYCLE CORPORATION

                                       AND

                              LYON INVESTMENTS B.V.

                        OFFER TO PURCHASE FOR CASH UP TO
                          $21,404,000 PRINCIPAL AMOUNT
                            OF THEIR OUTSTANDING 10%
                              SENIOR NOTES DUE 2008

          FOR $1,000 IN CASH PER $1,000 PRINCIPAL AMOUNT, PLUS ACCRUED
                   AND UNPAID INTEREST UP TO THE PAYMENT DATE

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         THE OFFER TO PURCHASE WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
SEPTEMBER 24, 2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF NOTES PURSUANT TO THIS OFFER TO PURCHASE MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 26, 2001 (THE "WITHDRAWAL DATE"). THE PAYMENT OF THE PRINCIPAL AND ANY ACCRUED AND UNPAID INTEREST ON THE NOTES WILL BE MADE ON SEPTEMBER 27, 2001 (THE "PAYMENT DATE").
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         The Derby Cycle Corporation (the "Company") and Lyon Investments B.V.,
a subsidiary of the Company ("Lyon" and, together with the Company, the "Issuers"), hereby amend (this "Amendment") their offer to purchase for cash a portion of their outstanding 10% Senior Notes Due 2008 (the "Notes") by increasing the maximum principal amount of Notes which they are offering to purchase (the "Offer") to $21,404,000, and by extending the Expiration Date to September 24, 2001, the Withdrawal Date to September 26, 2001 and the Payment Date to September 27, 2001. Capitalized terms used but not defined herein have the meanings ascribed to them in the original Offer to Purchase dated July 30, 2001 which was distributed to holders of the Notes (the "Original Offer").

         Lyon has received the equivalent of approximately $7,709,000 in additional net proceeds from the sale (the "Gazelle Sale") of Koninklijke Gazelle B.V. ("Gazelle") on July 19, 2001. Under the indenture governing the Notes (as amended, the "Indenture"), Lyon is required to increase the amount of the Offer by the amount of such additional net proceeds. For further details, please refer to the Indenture and to the Sale and Purchase Agreement relating to the Gazelle Sale, both of which were exhibits to the Issuers' public filings, and copies of which were attached to the Original Offer. Notes that are properly tendered (subject to proration as described below) and not withdrawn will be purchased at a cash price (the "Repurchase Price") equal to $1,000 per $1,000 outstanding principal amount thereof, plus any accrued and unpaid interest thereon.

         Concurrently with this Offer, Lyon is offering to purchase (the "DM Notes Offer," and, together with this Offer, the "Offers"), on behalf of the Issuers, for cash on similar terms and conditions, up to DM46,003,000 principal amount of the Issuers' outstanding 9-3/8% Senior Notes Due 2008 (the "DM Notes," and, together with the Notes, the "Senior Notes"). As of the date hereof, the outstanding principal amount of the Notes is $100,000,000, and the outstanding principal amount of the DM Notes is DM110,000,000. If the aggregate principal amount of all Senior Notes tendered pursuant to the two Offers exceeds the available net proceeds from the Gazelle Sale, the Senior Notes to be purchased from tendering holders will be reduced pro rata (based upon applicable exchange rates, and subject to the denomination requirements of the Notes and the DM Notes). The Issuers expect the two Offers to be oversubscribed. If all of the outstanding Senior Notes are tendered, $14,158,000 principal amount of Notes and DM15,574,000 principal amount of DM Notes will be purchased (based upon current exchange rates).

         AS PREVIOUSLY DISCLOSED IN THE FORM 8-K OF THE COMPANY FILED ON AUGUST 20, 2001, THE COMPANY FILED A VOLUNTARY PETITION FOR RELIEF UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE IN THE U.S. BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE ON AUGUST 20, 2001. DESPITE THIS FILING, LYON WILL CONTINUE WITH ITS OBLIGATION TO PROCEED WITH THE OFFERS AS DISCLOSED AND PLANNED.

         GAZELLE CONSTITUTED A SUBSTANTIAL PORTION OF THE CONSOLIDATED ASSETS AND OPERATING PROFITS OF THE COMPANY. EACH HOLDER OF OUTSTANDING NOTES SHOULD READ CAREFULLY THE PRO FORMA FINANCIAL STATEMENTS INCLUDED IN THE FORM 8-KS OF THE ISSUERS FILED ON JULY 27, 2001 FOR FURTHER INFORMATION ON THE FINANCIAL EFFECTS OF THE GAZELLE SALE ON THE ISSUERS. IN VIEW OF THE GAZELLE SALE, NO ASSURANCE CAN BE GIVEN THAT ANY FUTURE PRINCIPAL OR INTEREST PAYMENTS ON THE NOTES WILL BE MADE. CONSEQUENTLY, EACH HOLDER OF NOTES WHICH ELECTS NOT TO PARTICIPATE IN THIS OFFER WILL LIKELY RECEIVE SUBSTANTIALLY SMALLER AGGREGATE PAYMENTS ON ITS NOTES THAN HOLDERS WHICH DO ELECT TO PARTICIPATE. THEREFORE, EACH HOLDER OF NOTES SHOULD CAREFULLY CONSIDER THIS OFFER AND THE ADVERSE CONSEQUENCES OF ELECTING NOT TO PARTICIPATE.

INFORMATION

         Holders of Notes are referred to the following report of the Issuers, including the financial statements therein, which is hereby incorporated by reference into this Amendment as if set forth fully herein:

Current Report on Form 8-K filed on August 20, 2001.

Copies of such report are available from the Trustee.

         The date of this Amendment is September 7, 2001.

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